Exhibit 99.1
Lightning eMotors Reports Record Revenue for the Third Quarter of 2023

•GAAP revenue of $12.4 million, the highest quarterly revenue in company history
•Adjusted revenue of $12.7 million from sales of 110 units, excluding the final $0.3 million adjustment for legacy recall-related costs from earlier in the year
•Produced 55 units during the quarter, all of which were complete vehicles
•Net loss of $50.7 million during the quarter, largely due to non-cash impairments of $22.9 million

LOVELAND, Colorado, November 20, 2023 – Lightning eMotors, a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the third quarter ended September 30, 2023.

Third Quarter Highlights

•We generated record quarterly revenue, selling 110 vehicles across a range of classes and vehicle applications. We sold a total of 69 ZEV3 vehicles, including both cargo and passenger applications. We also sold 41 ZEV4 vehicles, including school buses, shuttles, and cargo trucks.
•Through our partnership with Collins Bus, Lightning has sold 70 of our new ZEV4 school buses since we launched the product this Spring. School buses remain a key vehicle application for us, as the combination of incentives, mandates, and public sentiment support the demand for zero-emission school buses.
•We received an order for five ZEV4 electric shuttle buses to St. Louis Lambert International Airport, leveraging the FAA’s Voluntary Airport Low Emissions Program grant, which applies only to Buy American-compliant vehicles like the ZEV4. This is our second airport project; the first, involving parking shuttles, has exceeded 1 million driven miles.
•We continue to build the pipeline for our Lightning Mobile DC Fast Charger, and we have successful deployments of both customer and demonstration units in the field. The Lightning Mobile charger overcomes the permitting delays and lead times that are slowing the installation of permanent DC fast charging infrastructure.
•We are making progress toward positive gross margin as we replace sales of our legacy finished goods inventory with higher margin ZEV4 and Lightning Mobile DC Fast Charger products
•In August we announced that we had received ISO 9001:2015 certification. This recognition demonstrates our company-wide commitment to quality and continuous improvement, and it validates the investments we have made in ERP, MRP, MES and eQMS systems.
•Progress continues on our proprietary ZEV3 and ZEV4 Lightning eChassis, which we expect to include industry-leading features and performance
•Our fleet surpassed 5.8 million driven miles, with over 750 vehicles deployed
•We added CATL as an alternative to Proterra batteries in our current ZEV4 platform, and we are accepting orders today

“We are pleased with our performance with record revenue in the third quarter, and we still have vehicles in inventory to sell to satisfy customer demand and generate cash,“ stated Tim Reeser, Lightning Co-founder and

CEO.

Continued Reeser, “We continue to discover new potential customers and applications for our Lightning Mobile DC Fast Charger, from rental car agencies and autonomous vehicle companies, to event and construction site equipment charging. And customer feedback regarding our new ZEV4 vehicles has been excellent, with special praise for the smooth ride, responsive handling, regenerative braking, and overall reliability.

“We remain supportive of the significant incentive programs that the U.S. and Canadian governmental agencies have allocated to accelerate adoption of Commercial EVs; however, one of the unintended consequences is that the programs can add significant delays in delivery of vehicles and collection of the payment from customers. This can create challenges for both the customer and OEM. We are committed to providing the support and input that the agencies need to evolve these programs to better support the industry,” concluded Reeser.

GAAP revenue was impacted by $0.3 million from the booking of the apportioned cost of an accommodation we made in Q1 to support our customers, as we bought back vehicles with defective Romeo batteries. This is the final booking of that accommodation on our financial statements.

Financial Condition

At September 30, 2023, cash was $6.0 million compared to $12.6 million at June 30, 2023. The Company reduced the cost of certain inventory to net realizable value by $18.0 million during the three months ended September 30, 2023, and $20.7 million for the nine months ended September 30, 2023, which was recorded in “Cost of revenues.” In addition, for the three and nine months ended September 30, 2023, the Company recorded a loss on the impairment of property and equipment of $4.9 million.

The continuation of the Company as a going concern is dependent upon the Company attaining and maintaining profitable operations and/or raising additional capital from equity offerings, debt financings or other capital markets transactions, collaborations, strategic partnerships or licensing arrangements, all of which may be impacted by our ability to fund operations in the short term. Furthermore, if we are unable to obtain the necessary funding and/or complete a strategic transaction, we could be required to liquidate inventory, cease or curtail operations, or seek protection under applicable bankruptcy laws or similar state proceedings. For further disclosures, please refer to the Form 10-Q for the quarter ended September 30, 2023.

Third Quarter 2023 Financial Results

Third quarter production was 55 units, down from 104 units in the third quarter of 2022. Unit sales were 110, compared to 93 in the year-ago quarter. Third quarter revenue was $12.4 million, compared to $11.1 million for the prior year quarter. Excluding customer refunds related to the Romeo battery recall, adjusted revenue was $12.7 million.

Third quarter net loss was $50.7 million, or $7.84 per share, compared to net loss of $1.2 million, or $0.33 per diluted share, during the third quarter of last year.

Third quarter adjusted EBITDA loss was $39.3 million, compared to a loss of $17.0 million during the same period in the prior year. Adjusted revenue and adjusted EBITDA are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

About Lightning eMotors

Lightning eMotors (OTC: ZEVY) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018. In that time, we have deployed a variety of vehicle classes and applications, including but not limited to cargo and passenger vans, ambulances, transit and shuttle buses, school buses, specialty work trucks, and electric powertrains for school buses, transit buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support a wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at lightningemotors.com.

Investor Relations Contact:
Brian Smith
(800) 223-0740
ir@lightningemotors.com

Media Relations Contact:
Nick Bettis
(800) 223-0740
pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to service our debt; (iii) our ability to have access to an adequate supply of batteries, motors, chassis and other critical components for our vehicles on the timeline we expect (iv) our ability to attract and retain customers; (v) our ability to generate revenue or sales; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to maintain the New York Stock Exchange’s listing standards, (x) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xi) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiii) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (xiv) planned and potential business or asset acquisitions or combinations; (xv) the size and growth of the markets in which we operate; (xvi) the mix of products utilized by our customers and such customers’ needs for these products and their ability to obtain financing; (xvii) market acceptance of new product offerings; and (xviii) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,022	$56,011
Accounts receivable, net of allowance of $2,086 and $2,028 as of September 30, 2023 and December 31, 2022, respectively	9,747	9,899
Inventories	19,214	47,066
Prepaid expenses and other current assets	4,675	9,401
Total current assets	39,658	122,377
Property and equipment, net	7,918	11,519
Operating lease right-of-use asset, net	6,718	7,735
Other assets	1,401	1,928
Total assets	$55,695	$143,559
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,091	$7,961
Accrued expenses and other current liabilities	9,875	6,270
Warrant liability	—	60
Derivative liability	355	—
Current portion of operating lease obligation	1,913	1,649
Current debt, net of debt discount	55,025	—
Total current liabilities	70,259	15,940
Long-term debt, net of debt discount	2,986	62,103
Operating lease obligation, net of current portion	6,263	7,735
Derivative liability	—	78
Earnout liability	—	2,265
Other long-term liabilities	792	880
Total liabilities	80,300	89,001
Stockholders’ (deficit) equity
Preferred stock, par value $0.0001, 1,000,000 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001, 250,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 6,593,516 and 4,492,157 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	237,343	220,951
Accumulated deficit	(261,949)	(166,394)
Total stockholders’ (deficit) equity	(24,605)	54,558
Total liabilities and stockholders’ (deficit) equity	$55,695	$143,559

Lightning eMotors, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net of customer refunds	$12,366	$11,131	$21,593	$20,079
Cost of revenues	45,694	14,580	66,779	27,191
Gross loss	(33,328)	(3,449)	(45,186)	(7,112)
Operating expenses
Research and development	1,194	1,428	4,662	5,180
Selling, general and administrative	13,503	14,897	41,376	39,055
Total operating expenses	14,697	16,325	46,038	44,235
Loss from operations	(48,025)	(19,774)	(91,224)	(51,347)
Other (income) expense, net
Interest expense, net	3,867	3,758	10,488	11,468
(Gain) loss from change in fair value of warrant liabilities	(10)	(536)	(60)	(1,850)
(Gain) loss from change in fair value of derivative liability	353	(3,728)	290	(16,370)
(Gain) loss from change in earnout liability	(446)	(18,054)	(2,265)	(68,357)
(Gain) loss on extinguishment of debt	—	—	(2,965)	—
Other expense (income), net	(1,117)	17	(1,157)	11
Total other (income) expense, net	2,647	(18,543)	4,331	(75,098)
Net income (loss)	$(50,672)	$(1,231)	$(95,555)	$23,751
Net income (loss) per share, basic	$(7.84)	$(0.33)	$(16.79)	$6.30
Net income (loss) per share, diluted	$(7.84)	$(0.33)	$(16.79)	$4.50
Weighted-average shares outstanding, basic	6,460,511	3,787,269	5,691,036	3,771,472
Weighted-average shares outstanding, diluted	6,460,511	3,787,269	5,691,036	4,268,720

Lightning eMotors, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(95,555)	$23,751
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,996	1,279
Impairment of long-lived assets	4,878	—
Right-of-use asset impairment	435	—
Provision for doubtful accounts	1,987	2,231
Provision for inventory obsolescence and write-downs	20,659	1,155
Loss (gain) on disposal of fixed asset	56	58
Gain on extinguishment of debt	(2,965)	—
Change in fair value of warrant liability	(60)	(1,850)
Change in fair value of earnout liability	(2,265)	(68,357)
Change in fair value of derivative liability	290	(16,370)
Stock-based compensation	4,425	3,878
Amortization of debt discount	6,352	6,899
Non-cash impact of operating lease right-of-use asset	1,017	849
Issuance of common stock for debt	825	—
Issuance of common stock for commitment shares	—	851
Changes in operating assets and liabilities:
Accounts receivable	(5,777)	(4,793)
Inventories	11,135	(21,955)
Prepaid expenses and other assets	4,836	(4,126)
Accounts payable	(4,870)	6,052
Accrued expenses and other liabilities	2,715	3,462
Net cash used in operating activities	(49,886)	(66,986)
Cash flows from investing activities
Purchase of property and equipment	(3,610)	(5,694)
Net cash used in investing activities	(3,610)	(5,694)
Cash flows from financing activities
Proceeds from pre-paid advance agreement	2,944	—
Repayment of prepay advance agreement	(200)	—
Insurance finance agreement	1,138	—
Repayment of insurance finance agreement	(228)	—
Payments on finance lease obligations	(143)	(78)
Proceeds from exercise of stock options	10	129
Tax withholding payment related to net settlement of equity awards	(14)	(114)
Net cash provided by (used in) financing activities	3,507	(63)
Net (decrease) increase in cash	(49,989)	(72,743)
Cash - Beginning of period	56,011	168,538
Cash - End of period	$6,022	$95,795
Supplemental cash flow information - Cash paid for interest	$2,992	$3,536
Significant noncash transactions
Conversion of notes for common stock	$8,567	$—
Property and equipment included in accounts payable and accruals	406	879
Finance lease right-of-use asset in exchange for a lease liability	(161)	786
Inventory repossessed for accounts receivable	3,942	1,410

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as gains or losses on extinguishment of debt and losses related to the Romeo battery recall.  EBITDA and adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA and adjusted EBITDA provide an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA on a supplemental basis. You should review the reconciliations of net income (loss) to EBITDA and adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(50,672)	$(1,231)	$(95,555)	$23,751
Adjustments:
Depreciation and amortization	827	511	1,996	1,279
Interest expense, net	3,867	3,758	10,488	11,468
EBITDA	$(45,978)	$3,038	$(83,071)	$36,498
Stock-based compensation	1,624	1,470	4,425	3,878
(Gain) loss from change in fair value of warrant liabilities	(10)	(536)	(60)	(1,850)
(Gain) loss from change in fair value of derivative liability	353	(3,728)	290	(16,370)
(Gain) loss from change in earnout liability	(446)	(18,054)	(2,265)	(68,357)
(Gain) loss on extinguishment of debt	—	—	(2,965)	—
ELOC Agreement commitment fee	—	851	—	851
Romeo battery recall	324	—	2,833	—
Impairment of long-lived assets	4,878	—	4,878	—
Adjusted EBITDA	$(39,255)	$(16,959)	$(75,935)	$(45,350)

Adjusted Revenue

Adjusted revenue is defined as revenue before customer refunds. The following table reconciles revenue, net of customer refunds and adjusted revenue for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net of customer refunds	$12,366	$11,131	$21,593	$20,079
Customer refunds	324	—	2,833
Adjusted Revenue	$12,690	$11,131	$24,426	$20,079
9